                                                             Amended Exhibit B-5



                            AMEREN SERVICES COMPANY

                            POLICIES AND PROCEDURES




                               December 18, 1997

                               TABLE OF CONTENTS

INTRODUCTION.................................................1

GENERAL ACCOUNTING PROCEDURES................................2

AMEREN SERVICES POLICIES AND PROCEDURES......................4

SERVICE REQUEST AND APPROVAL PROCEDURES......................4

  SERVICE REQUEST FORM.......................................6

  SERVICE REQUEST GUIDELINES.................................8

  MONITORING AND CONTROL.....................................9

  SERVICE REQUEST ALLOCATION FACTORS UPDATE AND REVISIONS...10

  TIME REPORTING............................................11

  BILLING AND REVIEW........................................12

DISPUTE RESOLUTION PROCEDURE................................14

INTERNAL AUDIT CONTROL......................................15

EVALUATION AND MEASUREMENT..................................15

                                 INTRODUCTION
                                 ------------

          Ameren Services Company (AMS) will provide Ameren Corporation (AMC), as well as Union Electric Company (UEC) and Central Illinois Public Service Company (CIP) (collectively referred to as the "Operating Companies") and other affiliates of the Ameren Corporation system with a variety of administrative, management, engineering, construction and support services. Exhibit I describes the expected services to be provided by AMS. AMS will be subject to the rules and regulations of the Securities and Exchange Commission (SEC) pursuant to the Public Utility Holding Company Act of 1935, as amended (PUHCA) and in particular, Section 13 thereof. AMS has requested to adopt the Federal Energy Regulatory Commission (FERC) Uniform System of Accounts as opposed to the SEC Uniform System of Accounts for Mutual Service Companies and Subsidiary Service Companies. Adoption of the FERC Uniform System of Accounts will still allow Ameren Services to fulfill the annual reporting requirements of the SEC.

          AMS will provide such services in accordance with a General Services Agreement which will be entered into with AMC, the Operating Companies and affiliates. The service agreement will be administered in accordance with PUHCA and the SEC's regulations thereunder. AMS has established a work order system, which utilizes work orders (referred to as "Service Requests"), for the purpose of accumulating and charging costs to AMC or the appropriate Operating Company and/or affiliates. The use of Service Requests will allow AMS to supply accounting records and information to AMC or the Operating Companies and affiliates in enough detail to allow them to record and report their costs in accordance with the FERC Uniform System of Accounts and/or SEC rules and regulations.

          Though this document describes AMS' accounting policies and procedures, the provisions of the General Services Agreement serve as the official source of the accounting policies and practices to be followed by AMS.

GENERAL ACCOUNTING PROCEDURES
-----------------------------

          Accounting procedures and systems have been developed which will capture the costs of AMS for subsequent billing to AMC, the Operating Companies and/or affiliates. These costs will be accumulated via a "Service Request" system. The Service Request system will consist of work orders established to capture the various types of costs incurred by AMS. The service requests will specify, in general terms, the services that department will perform for AMC, the Operating Companies and affiliates. Costs incurred by the various AMS departments will then be charged to these various service requests which ultimately will become the basis for the billing of costs to AMC, the Operating Companies and affiliates.

          AMS costs will be classified into either direct or indirect categories. Direct costs are defined to be those than can be identified as being applicable to services performed for a single Ameren affiliated company or group of Ameren affiliated companies. Costs applicable to AMC or a single Ameren affiliated company will be directly charged to that company. Costs applicable to two or more Ameren affiliated companies will be distributed among and charged to such companies. Direct cost allocation factors will be assigned by function based on the nature and variety of the service being performed and are listed in Exhibit I. AMS has established allocation factors that most effectively relate to the types of service being rendered to AMC, the Operating Companies and/or affiliates.

          Indirect costs shall include those costs of a general overhead nature such as general services, housekeeping costs and other support costs which cannot be separately identified to a single Ameren affiliated company or group of Ameren affiliated companies. Indirect costs can be functional or corporate. Functional indirect costs, such as office supplies and secretarial labor, will be accumulated by the departments within a function and allocated to AMC, the Operating Companies and affiliates based on the ratio of total direct and allocated direct costs charged to that company by each function. For example, the Controller's Function is comprised of the General Accounting Department, Plant and Regulatory Department, Financial Communications Department and Budget Department. All of the Controller's Functions' indirect costs from these five departments would be accumulated and allocated to AMC, the Operating Companies and affiliates based on the ratio of total direct and allocated direct costs charged to that company by the Controller's Function.

          Corporate indirect costs, such as AMS property taxes and insurance costs, will be allocated based on total charges to AMC, the Operating Companies and affiliates.

          Overhead costs associated with labor, such as pensions and benefits, payroll taxes and injuries damages expenses will be charged to AMC, the Operating Companies and affiliates based on the AMS labor costs that were charged to the pertinent service request.

          The costs of materials, labor, outside services and other expenses directly attributable to construction work shall be excluded from the accounting system of AMS and charged directly to the construction project work order.

AMEREN SERVICES POLICIES AND PROCEDURES
---------------------------------------

SERVICE REQUEST AND APPROVAL PROCEDURES

          Initially, each department in AMS will determine the appropriate number and type of service requests required by AMC, the Operating Companies and affiliates. In the future, it will be the responsibility of AMC, the Operating Companies and affiliates to establish the service requests.

          These services will be reviewed and agreed upon with AMC, the Operating Companies and affiliates annually. Direct service requests will be prepared for ongoing or special services which benefit one or more of the Ameren affiliated entities. If the service request benefits more than one of the Ameren affiliated entities, direct costs will be distributed among the companies based on an appropriate allocation factor. Examples of ongoing services are the monthly closing of financial systems and the generation of routine monthly reports. Examples of special services are developing a new information system or preparing rate case testimony and schedules. The SEC requires that, whenever feasible, AMS costs should be directly charged to AMC, the Operating Companies or affiliates.

          Indirect functional and indirect corporate service requests will be prepared as appropriate for costs benefiting more than one of the Ameren operating companies and/or affiliated entities which cannot be allocated directly. These services will also be reviewed and agreed upon with AMC, the Operating Companies and affiliates annually.

SERVICE REQUEST FORM

          All activities performed by AMS for AMC, the Operating Companies and affiliates must have a completed and approved Service Request form. Approvals are required by either AMC, the Ameren-related operating company or affiliate requesting the work, the AMS service provider and the AMS General Accounting Department. That is, only those companies requesting the work are required to approve a Service Request form. In addition, all Service Request forms must be approved by the pertinent AMS function providing the service and the AMS General Accounting Department.

          The following information is required to complete the Service Request form. Refer to Exhibit II for an example of a completed Service Request form.

Service Request Type                  Determined by the party originating
                                      Service Request:
                                       - Charges zeroed annually (continuing
                                               services)
                                       - Related to a Work Order at an
                                               Affiliated Company
                                       - Project-type (non-recurring)

Title Description of services provided or activities performed (to uniquely identify Service Request)

Name of Originator                    Person responsible for Service Request

Originator's Telephone                Telephone number of Originator

Budget                                Budget responsible for Service Request

Service Request Category              Cost allocation method:
                                       - Direct, 100% to one company
                                       - Allocated Direct-benefits more than one company
                                       - Functional Indirect-allocated based on
                                       Direct and Allocated Direct Service
                                       Request charges within function
                                       - Corporate Indirect-allocated based on
                                       allocation of all Service Request charges excluding Corporate Indirect

Allocation Factor                     Basis for cost allocation, required for
                                      Direct and Allocated Direct Service
                                      requests. Factor should logically relate to the benefit derived from the service provided.

Payroll Percents                      Allows accounting distribution of labor
                                      charges.

Begin Project Date                    Optional; valid for project-type Service
                                      Requests and Service Requests related to a work order at an affiliated company only.


Scheduled Completion Date             Optional; valid for project-type Service
                                      Requests and Service Requests related to a work order at an affiliated company only.

Department Project ID                 Optional; abbreviated description or
                                      identifier for departmental use.

Service Request Description           Description of services to be provided.
                                      Listing of major activities performed to provide services.
                                      Reason category was selected and why
                                      allocation factor (if required) is
                                      appropriate.

Charge Accounts                       Accounting information for Ameren Services
                                      accounts that will capture charges for
                                      this Service Request.

Target Accounts                       Accounts to be charged to corporations
                                      benefiting from the service request.

SERVICE REQUEST GUIDELINES

          A new Service Request form may be appropriate when a new service or project is identified. However, the cost of the new service or project may be able to be captured in an existing Service Request. Any one of the following criteria should be considered in determining the need for a new Service Request:

     1. No allocation method exists that is appropriate for the new service or project.

     2. No existing service request distributes costs to AMC, the desired Operating Companies or affiliates for the new service or project.

     3. No existing service request distributes costs to the desired FERC accounts on the affiliates' books for the new service or project.

     4. The total estimated annual cost of the new service or project is greater than $25,000.

     5. There is a regulatory requirement to allocate costs in a specific manner for a new service or project.

MONITORING AND CONTROL

          The AMS General Accounting Department is responsible for reviewing, monitoring and maintaining the Service Request system. The AMS General Accounting Department also authorizes new Service Requests and ensures that allocation factors are proper, accurate and kept current including ensuring that the process is in accordance with SEC regulations. The AMS General Accounting Department is also responsible for coordinating the monthly billing process as described in the Billing and Review policies and procedures section. Additionally, the accounting system will provide detailed billing information for AMC, the Operating Companies and affiliates' management review to ensure proper billings. Monthly and year-to-date information will be available.

          AMC, AMS, the Operating Companies and affiliates' management will be required to operate within an approved budget for their area of responsibility. Monthly summaries and detailed cost reports will compare actual results to budgeted amounts.

          All costs will be properly documented with supporting employee time reports, expense accounts, invoices or other source documents. Each source document will be coded with a service request work order number that is assignable to AMC, an Operating Company or affiliate, use one of the allocated direct cost factors in Exhibit I to allocate the costs, or charge an indirect functional or corporate service request. The appropriate allocation factor will be included in the electronic billing process for each service request work order.

          The AMS General Accounting Department will review and maintain copies of all workpapers supporting any cost allocations. The AMS General Accounting Department will also be responsible for utilizing the cost allocation factors and accumulating costs among AMC, the Operating Companies and affiliates for billing and accounting purposes.

SERVICE REQUEST ALLOCATION FACTORS UPDATE AND REVISIONS

          The AMS General Accounting Department will have the primary responsibility for ensuring that the Service Request allocation factors are proper, accurate and kept current. All allocation factors utilized must be approved by the SEC. Any modification of allocation factors which requires filing under 60-day letter procedures based on existing commission guidelines will be filed on a timely basis. The current guidelines require approval if the change will cause the lesser of $50,000 or 5% change in the allocation of costs between companies. This guideline is subject to change.

          To the greatest extent possible, the allocation factors will be based on cost drivers specifically applicable to the service being provided. The AMS General Accounting Department, the customer and the service provider will decide on the proper direct cost allocation factors. The AMS General Accounting Department will decide on the appropriate method of allocating indirect service requests.

          As necessary, but at least annually, the allocation factors currently utilized to allocate costs will be reviewed by AMS with AMC, the Operating Companies and affiliates to determine if they are still appropriate. Any changes in allocation methods utilized to allocate costs will be reviewed with AMC and the Operating Companies and affiliates for their concurrence prior to implementation of the new method. Changes and/or new allocation methods may be recommended at any time subject to any necessary SEC and other appropriate regulatory approvals. All changes will be documented in writing and approved by appropriate AMS, AMC, the Operating Company and affiliate management.

          The AMS General Accounting Department will be responsible for evaluating new allocation methodologies and determining if SEC approval is required. The General Accounting Department will coordinate SEC approval efforts, if necessary, with the Legal Department.

TIME REPORTING

          Labor is expected to be one of the most significant costs for Ameren Services. Employees will be required to enter a service request code on the appropriate labor source document to be used in identifying AMS costs and the appropriate cost assignment factor. The following guidelines are provided to ensure accurate and efficient time keeping:

     1. Time should be entered daily into the appropriate time reporting system. If this is not practical, the employee should submit manually prepared time records, substantiating later electronic time entry.

     2. In no event should time entry be delayed past the end of the normal pay period. If the pay period ends after the calendar end of month, all time must be entered through the last day of the month within the following two working days.

     3.   Employees should keep track of time in one hour increments.

     4. The employee's supervisor is encouraged to approve all time reports daily. In addition, final time reports must be approved either bi-monthly or every two weeks.

BILLING AND REVIEW

          AMC, the Operating Companies and affiliates will receive a monthly bill detailing the work performed by AMS. Pertinent officers at AMC, the Operating Companies and/or affiliates will approve the billings. Billings will be discussed by AMS accounting personnel with AMC, the Operating Companies and affiliates prior to their approval. Provisions will be made for billing corrections and adjustments when necessary. AMC, the Operating Companies and affiliates will remit payments to AMS within 60 days of the billing date:

          Each bill will contain the following information (see Exhibit III):

                  *   Company
                  *   Functions whose costs are being billed
                  *   Service Request Number
                  *   Description of service provided
                  *   Allocation Factor
                  * Direct, Allocated Direct, Indirect Functional and Indirect Corporate charges

                  *   Total amount of charges
                  *   Service Request Contact person and phone

          Detailed information such as source documents, labor hours and accounts charged are also available on Service Request detailed charge reports. This information will also be made available on hard copy reports, microfiche general ledgers or via personal computer report screens.

          AMS management will review monthly reports to ensure all payroll hours and billings are properly recorded. Monthly and year-to-date reports are also available for review and control purposes.

          After the Service Requests are processed and transactions are posted to AMS, initial billings are generated. General Accounting Department personnel will review the billings for errors at this time. General Accounting will also verify that Service Requests have the correct allocation factors. Any material discrepancies identified will be corrected prior to the generation of the final monthly financial statements. After the final monthly financial statements are generated, the General Accounting Department will reconcile billings to the AMS general ledger. If an error is found after the final statements are generated, a correction will be made the following month.

          Upon receipt of the billing, management for AMC, the Operating Companies and affiliates, with assistance of the AMS General Accounting Department, will review and reconcile the billing. Any discrepancies found at this time will be discussed with the General Accounting Department personnel and corrections will be made to the subsequent month's bill.

DISPUTE RESOLUTION PROCEDURE
----------------------------

          If there is a dispute between the AMC, Operating Companies and/or affiliates and an AMS service provider regarding a billing, representatives of all parties along with the AMS General Accounting representative, will meet to resolve the issues. Managers of the representatives may also be consulted. In the event a resolution cannot be reached, the issue will be referred to senior management for final resolution.

INTERNAL AUDIT CONTROL
----------------------

          The AMS Internal Audit Department will conduct audits of the Service Request system every two years. Computer systems, billings and source documentation will be examined to ensure the services provided are authorized, documented and accurately recorded in AMS's, AMC's, the Operating Companies' and affiliates' books and records. The Internal Audit Department will also examine Service Request allocation factors to ensure such methods comply with those approved by the SEC. In addition, Service Request policies, operating procedures and controls will be evaluated annually. The Internal Audit Department reports to the CFO of AMC and has independent access to the Audit Committee of the Board of Directors of AMC at any time.

EVALUATION AND MEASUREMENT
--------------------------

          In order to encourage AMS to operate efficiently and cost effectively, and provide high quality service, AMS will establish bench marking activities to the extent deemed appropriate by senior management of AMC, as well as initiate a customer review process. The customer review process will be based on a customer-oriented service philosophy and measure success based on customer satisfaction. It will allow for customer input into the volume and value of the products and services provided by AMS. These reviews will be part of the annual budget development process and the completion of the Service Request Agreements between AMS and its customers. In addition to the review process with customers, AMS will establish a bench marking plan to the extent deemed appropriate by senior management of AMC within 24 months to continue to improve the effectiveness of services offered to AMC, the operating companies and affiliates and to ensure that the services offered are cost competitive.

                                                                       Exhibit I
                                                                     Page 1 of 9
                                                               December 18, 1997


                        DESCRIPTION OF EXPECTED SERVICES
                     TO BE PROVIDED BY AMEREN SERVICES AND
                    EXPECTED DIRECT COST ALLOCATION FACTORS

Description of Expected Services To Be Provided

A description of the expected services to be provided by Ameren Services is detailed below. Identifiable costs for all of the functional organizations listed below will be directly charged to Ameren Corporation and its subsidiaries, whenever possible.

For costs that cannot be directly assigned or distributed, the expected direct cost allocation factors are reflected below for each Ameren Services department.

     a)   Building Service

     Description - Provide facility management services for owned and leased facilities, excluding power plants. To the extent that leasing arrangements are established between Ameren Services and/or Ameren Corporation and its subsidiaries, lease costs will include rent for space occupied and applicable services, such as operation and maintenance of structures, capital improvements, interior space planning, security and janitorial. As appropriate, lease costs will be allocated based on square feet occupied and the allocation factors listed below.

     Expected Allocation Factors - 1) number of employees; 2) operations and maintenance labor; 3) total capitalization; and 4) total assets

     b)   Controller's

     Description - Perform all accounting services necessary to properly maintain and report on the books and records of Ameren and its subsidiaries. Provide investor relations services.

     Expected Allocation Factors - 1) composite*; 2) total capitalization; and
     3) total assets

     c)   Corporate Communications

Description - Develop strategies for advertising and marketing efforts, develop employee communication programs, coordinate community relations efforts and develop policies and procedures for media relations.

                                                                       Exhibit I
                                                                     Page 2 of 9
                                                               December 18, 1997


Expected Allocation Factors - 1) composite*; 2) total capitalization; and 3) total assets

d) Corporate Planning

Description - Provide rate engineering, interchange marketing, resource planning and business analysis services.

Expected Allocation Factors - 1) composite*; 2) kwh sales; 3) peak load [electric]; 4) total capitalization; and 5) total assets

e) Customer Services/Division Support

Description - Answer customer inquiries pertaining to electric/gas service usage and perform credit activities. Provide technical support relating to planning, engineering, constructing and operating the distribution and transmission systems. Provide technical support and maintenance of protective relay schemes, station meter work, system testing and data acquisition systems.

Expected Allocation Factors - 1) number of customers; 2) number of employees; and 3) operations and maintenance labor

f) Economic Development

Description - Provide community and business development services, as well as natural gas development services. Analyze community and business development opportunities.

Expected Allocation Factors - 1) number of customers; 2) sales [kwh and dekatherm]; 3) total capitalization; and 4) total assets

g) Energy Supply

Coordinate the use of the generating, transmission and interconnection facilities to provide economical and reliable energy.

Expected Allocation Factors - 1) kwh sales

                                                                       EXHIBIT I
                                                                     Page 3 of 9
                                                               December 18, 1997




h)   Engineering and Construction

Description - Provide professional services related to engineering studies, design, procurement, planning, building and management of projects. Study technology that may reduce costs of producing, delivering and using electricity.

Expected Allocation Factors - 1) peak load [electric]; 2) generating capacity; and 3) construction expenditures

i)   Environmental Services & Safety

Description - Perform analysis and advocacy of regulatory and legislative issues in the areas of environment, health and safety. Communicate final regulatory requirements to operating groups. Provide assistance and support and compliance review in meeting those requirements. Oversee hazardous substance site investigation and remediation activities.

Expected Allocation Factors - 1) number of employees; 2) generating capacity; 3) operations and maintenance labor; and 4) construction expenditures

j)   Executive

Description - Provide executive management duties for all applicable activities at the department, function and officer levels

Expected Allocation Factors - 1) total capitalization; 2) total assets; and 3) sales [kwh and dekatherm]

k)   Fossil Fuel Procurement

Description - Provide resources necessary to procure fuel for the fossil power plants and minimize production costs.

Expected Allocation Factors - 1) kwh sales

l)   Gas Supply

Description - Provide gas supply and pipeline capacity procurement and management services. Develop policies, procedures and standards which govern the design, construction and operation of the gas systems.

                                                                       Exhibit I
                                                                     Page 4 of 9
                                                               December 18, 1997



Expected Allocation Factors - 1) dekatherm sales; 2) gas throughput [includes transportation]; and 3) peak load [gas]

m)   General Counsel

Description - Provide general legal advice related to all applicable activities and legal services in regards to legislative activities, regulatory agencies and security matters. Make regulatory filings, maintain minutes of the board of directors, conduct stockholder meetings and procure property and casualty insurance bonds.

Expected Allocation Factors - 1) composite*; 2) total capitalization; and 3) total assets

n)   Human Resources

Description - Administer and negotiate employee benefits including pensions, major medical, long-term disability, life insurance, defined contribution plans, executive benefit and flexible spending plans. Provide employment services, including required regulatory reporting and maintenance of personnel records. Provide employee training and communications services.

Expected Allocation Factors - 1) number of employees; 2) total capitalization;
3) total assets; and 4) operation and maintenance labor

o)   Industrial Relations

Description - Negotiate, represent and administer provisions of labor agreements applicable to unions representing union employees.

Expected Allocation Factors - 1) number of employees; and 2) operation and maintenance labor

p)   Information Services

Description - Provide for the development and operation of computer software, telecommunications and other equipment used to conduct business and engineering activities. Maintain all billing records and process customer meter readings.

Expected Allocation Factors - 1) composite*; 2) number of customers; 3) number of employees; 4) CPU cycles; and 5) operation and maintenance labor

                                                                       Exhibit I
                                                                     Page 5 of 9
                                                               December 18, 1997


q)   Internal Audit

Description - Audit company operations, perform operational and productivity reviews, review justifications for capital projects and perform quality assurance reviews.

Expected Allocation Factors - 1) composite*; 2) number of customers; 3) number of employees; and 4) operation and maintenance labor

r)   Marketing

Description - Provide marketing services including account management, program development, market research and customer energy services.

Expected Allocation Factors - 1) sales [kwh and dekatherm]; and 2) total assets

s)   Merger Coordination

Description - Monitor programs to achieve savings, merger costs and position reductions as they relate to the implementation plans.

Expected Allocation Factors - 1) composite*; 2) total capitalization; and 3) total assets

t)   Motor Transportation

Description - Provide engineering, support, and mechanical servicing of vehicles, procurement of vehicles and safety and training programs.

Expected Allocation Factors - 1) number of vehicles

u)   Purchasing

Description - Provide procurement of goods and services other than fuel. Provide materials inventory management services.

Expected Allocation Factors - 1) composite*; 2) total assets; and 3) construction expenditures

                                                                       Exhibit I
                                                                     Page 6 of 9
                                                               December 18, 1997


v) Real Estate

Description - Acquire necessary land rights and permits including coordination of site selection. Maintain existing land rights while permitting licenses and leases to minimize investment or costs of holding property.

Expected Allocation Factors - 1) composite*; 2) number of customers; and 3) total assets

w) Stores

Description - Provide clerical, stenographic, administrative and Electronic Data systems support. Provide engineering support and manage and direct stores operations.

Expected Allocations Factors - 1) composite*

x) Tax

Description - Research and consult on tax issues in connection with federal, state and local tax compliance and planning matters, including the preparation and filing of returns.

Expected Allocation Factors - 1) composite*; 2) current tax expense; 3) total capitalization; and 4) total assets

y) Treasurer's

Description - Provide treasury operation, mailing, financial planning, investments, and executive payroll and pension disbursement services.

Expected Allocation Factors - 1) composite*; 2) number of customers; 3) number of employees; 4) total capitalization; and 5) total assets

*Composite consists of the following three factors (equal weight to each factor):
     Sales (kwh and dekatherm)
     Number of customers
     Number of employees

                                                                       Exhibit I
                                                                     Page 7 of 9
                                                               December 18, 1997



Allocation Factors

The following allocation factors will be utilized as outlined above.

Number of Customers - Based on the number of customers (electric and/or gas) at the end of the most recent calendar year. The numerator of which is for an Operating Company and the denominator of which is for all Operating Companies. This ratio will be determined annually, and/or at such time as may be required due to a significant change in circumstances.

Sales - Based on the sales volume (kwh and/or dekatherms) for the most recent calendar year. The numerator of which is for an Operating Company and the denominator of which is for all Operating Companies. This ratio will be determined annually, and/or at such time as may be required due to a significant change in circumstances.

Number of Employees - Based on the number of employees (contract and/or non-contract, or electric operating and/or gas operating) at the end of the most recent calendar year. The numerator of which is for an Operating Company or an affected affiliate company. The denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, and/or at such time as may be required due to a significant change in circumstances.

Composite - Based on an equal weighting Sales (kwh & dekatherm), Number of Customers (total), and Number of Employees (total) allocation factors. The numerator of which is the simple average of the above three factors for an Operating Company and the denominator of which is for all Operating Companies. This ratio will be determined annually and/or at such time as may be required due to a significant change in circumstances.

Operations & Maintenance Labor - Based on the Operations & Maintenance Labor (electric and/or gas) for the most recent calendar year. The numerator of which is for an Operating Company or an affected affiliate and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, and/or at such time as may be required due to a significant change in circumstances.

Revenues - Based on revenues (electric and/or gas) for the most recent calendar year. The numerator of which is for an Operating Company or an affected affiliate company. The denominator of which is for all Operating Companies and/ or affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to a significant change in circumstances.

                                                                       Exhibit I
                                                                     Page 8 of 9
                                                               December 18, 1997


Total Capitalization - Based on total capitalization (total common stockholder's equity, preferred stock, and long term debt) at the end of the most recent calendar year. The numerator of which is for an Operating Company or an affected affiliate company. The denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually and/or at such time as may be required due to a significant change in circumstances.

Total Assets - Based on total assets at the end of the most recent calendar year. The numerator of which is for an Operating Company or an affected affiliate company. The denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, and/or at such time as may be required due to a significant change in circumstances.

Construction Expenditures - Based on construction expenditures for the most recent calendar year. The numerator of which is for an Operating Company or an affected affiliate company. The denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, and/or at such time as may be required due to a significant change in circumstances.

Peak Load (electric) - Based on the highest monthly maximum megawatt load (60-minute integration) for the most recent calendar year. The numerator of which is for an Operating Company and the denominator of which is for all Operating Companies. This ratio will be determined annually, and/or at such time as may be required due to a significant change in circumstances.

Peak Load (gas) - Based on the highest daily send out in therms (excluding transportation) for the most recent calendar year. The numerator of which is for an Operating Company and the denominator of which is for all Operating Companies. This ratio will be determined annually, and/or at such time as may be required due to a significant change in circumstances.

Generating Capacity (nameplate) - Based on installed capacity nameplate ratings at the end of the most recent calendar year. The numerator of which is for an Operating Company and the denominator of which is for all Operating Companies. This ratio will be determined annually, and/or at such time as may be required due to a significant change in circumstances.

Gas Throughput - Based on gas throughput in dekatherms (sales and transportation) for the most recent calendar year. The numerator of which is for an Operating Company. The denominator of which is for all Operating Companies. This ratio will be

                                                                       Exhibit I
                                                                     Page 9 of 9
                                                               December 18, 1997

determined annually, and/or at such time as may be required due to a significant change in circumstances.

CPU Cycles - Based on cpu cycles (by application) for the most recent calendar year. The numerator of which is for an Operating Company or an affected affiliate company. The denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, and/or at such time as may be required due to a significant change in circumstances.

Current Tax Expense - Based on taxes charged (income and other) for the most recent calendar year. The numerator of which is for an Operating Company or an affected affiliate company. The denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, and/or at such time as may be required due to a significant change in circumstances.

Number of Vehicles - Based on number of vehicles at the end of the most recent calendar year. The numerator of which is for an Operating Company and the denominator of which is for all Operating Companies. This ratio will be determined annually, and/or at such time as may be required due to a significant change in circumstances.

In addition to the allocation factors listed above, appropriate direct allocations will be made for costs benefiting a single affiliate. Indirect allocations will also be made to all affiliates, including non-regulated companies and Ameren Corporation.

It may be necessary to allocate a percentage of total costs allocated to non-regulated companies or Ameren Corporation (see below). This will be done as a sub-factor of existing allocation factors. For example, allocating a percentage of customer service costs to non-regulated companies and allocating remaining costs based on number of customers. Also, allocating a percentage of video presentation costs to Ameren Corporation and allocating remaining costs based on capitalization.

Non-Regulated - Based on a percentage of total costs allocated to non-regulated companies when existing allocation methods do not adequately reflect the level of services or benefits received. After allocating this percentage of total costs to non-regulatory company, the remaining costs will be allocated to Ameren Corporation and/or its subsidiaries, as appropriate, based upon one of the factors above.

Corporate - Based on a percentage of total costs allocated to Ameren Corporation
(AMC) when existing allocation methods do not adequately reflect the level of services or benefits received. After allocating this percentage of total costs to AMC, the remaining costs will be allocated based upon one of the factors above.

                                                                      Exhibit II
                                                                     Page 1 of 5

REPORT NO:  301SR               AMEREN SERVICES
REPORT DATE:  9/8/97             APPROVAL FORM         SERVICE REQUEST ID:  A012
                                                          DEPT PROJECT ID:

CORPORATION:  AMS

DEPARTMENT:  ENERGY SERV OTHER     BUDGET NO:  042    DATE AUTHORIZED:  __/__/__

ALLOCATION FACTOR:  003B SALES (KWH)                  PAYROLL PERCENT:  Y
SERVICE REQUEST CATEGORY:  DIRECT ALLOCATED           TYPE:  ZERO OUT ANNUALLY

               GENERATION COORDINATION AND DISPATCH

               SERVICES PROVIDED UNDER THIS SERVICE REQUEST IS
               COORDINATION AND DISPATCH OF THE UE AND CIPS
               GENERATING UNITS.

               GENERATION COORDINATION AND DISPATCH INCLUDES THE FOLLOWING ACTIVITIES: DEVELOP LOAD FORECAST FOR GENERATION PLANNING, POWER PLANT SURVEYS, SHORT TERM GENERATING UNIT MAINTENANCE SCHEDULING, COMMITMENT OF GENERATING UNITS. DISPATCH OF GENERATING UNITS, COORDINATION OF INTERCHANGE PURCHASES AND SALES, MAINTAINING ADEQUATE RESERVES, MAINTAIN AREA CONTROL ERROR, AND ROUTINE REPORTING.

               THE KWH SALES ALLOCATION FACTOR WAS SELECTED
               AS THE MAJOR FACTOR OF GENERATION COORDINATION
               AND DISPATCH IS THE KWH SALES OF EACH COMPANY.




DATES:  PROJECT START  __/__/__        SCHEDULED COMPLETION  __/__/__

ORIGINATOR:              TELEPHONE:

REQUESTED BY:            APPROVED BY:             APPROVED BY ACCOUNTING

____________________     ____________________     ____________________

APPROVED BY CIP          APPROVED BY UEC

____________________     ____________________

                                                                      Exhibit II
                                                                     Page 2 of 5

REPORT NO:  301SR               AMEREN SERVICES
REPORT DATE:  9/8/97             APPROVAL FORM         SERVICE REQUEST ID:  A012
                                                          DEPT PROJECT ID:

**************************  ACCOUNTING INFORMATION  ****************************

------ CHARGE ACCOUNTING ------                    ----- TARGET ACCOUNTING -----

COST    ACCOUNT NO      PAYROLL                           ACCOUNT NO
CAT.   U DV MAJ MIN T      %                       CORP U DV MAJ MIN T   WKORDER

EXPENSE

       1 11 426 005                                 CIP 1 41 426 005 E
                                                    UEC 1 21 426 005 E
       1 11 457 110
       1 11 457 111
       1 11 457 113
       1 11 457 114
       1 11 457 121
       1 11 457 141
       1 11 457 210
       1 11 457 211
       1 11 457 213
       1 11 457 214
       1 11 457 221
       1 11 457 241
       1 11 556           100                       CIP 1 41 556     E         1
                                                    UEC 1 21 556     E         1
       1 11 557 001                                 CIP 1 41 557 001 E         1
                                                    UEC 1 21 557 001 E         1
       1 11 921 001                                 CIP 1 41 921 001 E         1
                                                    UEC 1 21 921 001 E         1
       1 11 921 002                                 CIP 1 41 921 002 E         1
                                                    UEC 1 21 921 002 E         1
       1 11 921 050                                 CIP 1 41 921 050 E         1
                                                    UEC 1 21 921 050 E         1
       1 11 935 002                                 CIP 1 41 935 002 E         1
                                                    UEC 1 21 935 002 E         1
       1 11 935 003                                 CIP 1 41 935 003 E         1
                                                    UEC 1 21 935 003 E         1

TOTAL CHARGE PERCENT:     100

                                                                     Exhibit II
                                                                     Page 3 of 5

                                Ameren Services
                                ---------------
                       Service Request Information Form
                       --------------------------------
                      General Information Screen (EAPSR)
                      ----------------------------------

Service Request Type:  Z
                     -----
     . Z - Charges are zeroed annually
                       -
     . W - Corresponds to a Work Order at an Affiliated company
                            -
     . P - Project-type Service Request (indefinite life)
           -

Title   Generation Coordination and Dispatch
     ------------------------------------------------------------------------
                           (50 Characters, maximum)
Originator Information:
     Name:     Tim Finnell
          -------------------------------------------------------------------

     Telephone:      554-3495         Budget:       042 Energy Supply
               --------------------          ---------------------------------

Service Request Category:  A
                         -----
     . D - Direct - 100% to one company (requires allocation factor)
           -
     . A - Direct Allocated - Benefits more than one company (requires
                  -
           allocation factor)

     . F - Indirect Functional - Spread to Affiliated companies based on
                    -
           allocation of Direct Service Requests within function.

     . C - Indirect Corporate - Spread based on allocation of all other Service
                    -
           Requests

Allocation Factor:   003B   (Descriptions and Factors available on Screen UAF01)
                  ----------
Payroll Percents (Y/N)  Y
                      -----
     . Y - Allows employee to enter only Service Request number for Time
           Reporting. Accounting will be assigned as specific by Service Request. Optionally, full accounting may be input if desired.
     . N - Employee will be required to enter full account when charging this Service Request.

Dates (Optional):

Begin Construction:    /  /            Scheduled Completion:    /  /
                    --  --  --                               --  --  --

     . Valid only for Service Request types W and P

Department Project ID:                       (Optional, 10 characters, maximum)
                      ----------------------

                                                                     EXHIBIT II
                                                                     Page 4 of 5


                                Ameren Services
                                ---------------
                       Service Request Information Form
                       --------------------------------
                     Work Order Information Screen (EAPW3)
                     -------------------------------------
                    and Extended Description Screen (UEDES)
                    ---------------------------------------


The Service Request description must include the following:
     .  The services to be provided.
     .  Major activities performed to provide the services.
     . Why the Service Request category was selected and if an Allocation Factor is required, justification for the one used.

The service provided under this service request is the coordination and dispatch of the UE and CIPS generating units.

Generation coordination and dispatch includes the following activities: develop load forecast for generation planning, power plant surveys, short term generating unit maintenance scheduling, commitment of the generating units, the dispatch of the generating units, the coordination of interchange purchases and sales, maintaining adequate reserves, maintain area control error, and routine reporting.

The KWH sales allocation factor was selected because the major factor of generation coordination and dispatch is the KWH sales of each company.

                                                                      Exhibit II
                                                                     Page 5 of 5

                                Ameren Services
                                ---------------
                       Service Request Information Form
                       --------------------------------
          Service Request Charge Accounts Information Screen (EACSR)
          ----------------------------------------------------------


All valid charge accounts for this Service Request must be entered on this screen.


         Cost                                      Payroll
       Category        U      DIV    MAJ    MIN    Acctg. %
       --------        -      ---    ---    ---    --------
          E           01       21    391    002
          E           01       21    391    022
          E           01       21    426    005
          E           01       21    556    000      100%
          E           01       21    557    001
          E           01       21    921    001
          E           01       21    921    002
          E           01       21    921    050
          E           01       21    935    002
          E           01       21    935    003

       ------         --      ---    ---    ---      -----

       ------         --      ---    ---    ---      -----

       ------         --      ---    ---    ---      -----

       ------         --      ---    ---    ---      -----

       ------         --      ---    ---    ---      -----

Valid Cost Categories:
       .  E - Expense
       .  0 - Capital
       .  5 - Removal Costs

If the Payroll Percents option selected was Yes ("Y"), for every account that will have labor distributed, you must enter the desired distribution percentage. The total of these percents must equal 100%.

                                                                     Exhibit III
                                                                          1 of 1

Rept. No.: GA12345              AMEREN SERVICES                       Page No. 1
Run Date:  10/10/97             Monthly Billing
Run Time:  14:40:41       Service Request Allocations
                                September, 1997

UEC    Union Electric Company

Service                                                Allocation                                                        Indirect
Request #             Description(1)                   Factor(3)            Direct(2)          Allocated Direct         Functional
---------             --------------                   ----------           ---------          ----------------         ----------
CONTROLLER'S(4)
A1234  Maintain GL and AP financial systems        Composite                                     9,999,999.99
A1235  Maintain Contract Payroll financial system  # of contract emp.                            9,999,999.99
A1236  Maintain Work Order and Asset Mgmt systems  Assets                                        9,999,999.99
A1237  Missouri Rate Case                          UEC 100%               9,999,999.99
A1238  Secretarial Support & Office Supplies       (5)                                                                  9,999,999.99

       Total Controller's                                                99,999,999.99          99,999,999.99          99,999,999.99

ENGINEERING & CONSTRUCTION
A2729  Office Supplies                             (5)
0E029  High Ridge Sub                              UEC 100%               9,999,999.99
04463  Control System Upgrade-Osage Plant          UEC 100%               9,999,999.99
00682  Emergency Bus Arrangement-Sioux Plant       UEC 100%               9,999,999.99

       Total E&C                                                         99,999,999.99          99,999,999.99          99,999,999.99


GENERAL COUNSEL

A1291  Provide legal service and procure
       insurance bonds                             Composite                                     9,999,999.99
A1292  Provide corporate insurance                 (6)

       Total General Counsel                                             99,999,999.99          99,999,999.99           9,999,999.99

       Total UEC                                                         99,999,999.99          99,999,999.99           9,999,999.99

(page break)
CIP    Central Illinois Public Service Company                        9,999,999,999.99       9,999,999,999.99       9,999,999,999.99
etc.

       Total CIP                                                      9,999,999,999.99       9,999,999,999.99       9,999,999,999.99
(page break)
       Grand Total                                                    9,999,999,999.99       9,999,999,999.99       9,999,999,999.99

Service                                                     Indirect                            Service Request Contact
Request #             Description(1)                       Corporate             Total                Name         Phone
---------             --------------                       ---------             -----                ----         -----
CONTROLLER'S(4)
A1234  Maintain GL and AP financial systems                                                     XXXXXXXXXXXXXXX    XXXXX
A1235  Maintain Contract Payroll financial system                                               XXXXXXXXXXXXXXX    XXXXX
A1236  Maintain Work Order and Asset Mgmt systems                                               XXXXXXXXXXXXXXX    XXXXX
A1237  Missouri Rate Case                                                                       XXXXXXXXXXXXXXX    XXXXX
A1238  Secretarial Support & Office Supplies                                                    XXXXXXXXXXXXXXX    XXXXX

       Total Controller's                                 99,999,999.99      99,999,999.99

ENGINEERING & CONSTRUCTION
A2729  Office Supplies
0E029  High Ridge Sub                                                                           XXXXXXXXXXXXXXX    XXXXX
04463  Control System Upgrade-Osage Plant                                                       XXXXXXXXXXXXXXX    XXXXX
00682  Emergency Bus Arrangement-Sioux Plant                                                    XXXXXXXXXXXXXXX    XXXXX

       Total E&C                                          99,999,999.99      99,999,999.99

GENERAL COUNSEL

A1291  Provide legal service and procure
       insurance bonds                                                                          XXXXXXXXXXXXXXX    XXXXX
A1292  Provide corporate insurance                         9,999,999.99                         XXXXXXXXXXXXXXX    XXXXX

       Total General Counsel                              99,999,999.99      99,999,999.99

       Total UEC                                          99,999,999.99      99,999,999.99

(page break)
CIP    Central Illinois Public Service Company         9,999,999,999.99   9,999,999,999.99
etc.

       Total CIP                                       9,999,999,999.99   9,999,999,999.99
(page break)
       Grand Total                                     9,999,999,999.99   9,999,999,999.99